UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2019 (October 14, 2019)
AMERICAN SOFTWARE, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 000-12456

Georgia	58-1098795
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

 470 East Paces Ferry Road, NE, Atlanta, Georgia 30305
(Address of principal executive offices)
(404) 261-4381
Registrant's telephone number, including area code
Not Applicable
(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
⃞    Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Director Appointment
On October 14, 2019, the Board of Directors (the “Board”) of American Software, Inc. (the “Company”) increased the size of the Board from six members to seven members and appointed Ms. Lizanne Thomas, age 62, as a Class B Director to fill the vacancy created by the increase in the size of the Board. Beginning November 1, 2019, Ms. Thomas will serve until, and will be nominated for election at, the 2020 Annual Meeting of Shareholders of the Company (the “2020 Annual Meeting”).

Ms. Thomas has been a partner with Jones Day, a global law firm, for 28 years. Ms. Thomas has served as the Partner-in-Charge of the Southeast Region for over six years, and the Chair of the firm’s Corporate Governance Practice for more than ten years. Ms. Thomas has served on the boards of three public companies and is a trustee for several non-profit organizations. Among her many honors and distinctions, in 2016, Ms. Thomas was named one of the top 100 directors by the National Association of Corporate Directors (NACD). Ms. Thomas holds a B.A. from Furman University and received her law degree from Washington and Lee University, where she served as Managing Editor of the Law Review.

The Board determined that Ms. Thomas has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the U.S. Securities and Exchange Commission (the “SEC”). Ms. Thomas has not been appointed to any Board committee at this time. Ms. Thomas will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines. Ms. Thomas was not appointed as a director pursuant to any arrangement or understanding with any person, and Ms. Thomas is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01.    REGULATION FD DISCLOSURE.

On October 17, 2019, the Company issued a press release regarding Ms. Thomas’ appointment as a Class B Director. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.
Exhibit
Number     Description of Exhibit(s)
99.1         Press Release of American Software, Inc., dated October 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2019	AMERICAN SOFTWARE, INC.
(Registrant)

By: /s/ Vincent C. Klinges
Name: Vincent C. Klinges
Title: Chief Financial Officer